      As filed with the Securities and Exchange Commission on June 10, 1999


                                                    Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ECOGEN INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                             22-2487948
         (State or other jurisdiction of       (IRS Employer Identification No.)
          incorporation or organization)

         2000 CABOT BOULEVARD WEST, SUITE 170                 19047
              LANGHORNE, PENNSYLVANIA                       (Zip Code)
      (Address of Principal Executive Offices)

                                   ECOGEN INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)

             MARY E. PAETZOLD                          WITH A COPY TO:
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER        ELIZABETH A. BROWER, ESQ.
                ECOGEN INC.                PAUL, HASTINGS, JANOFSKY & WALKER LLP
 2000 CABOT BOULEVARD WEST, SUITE 170             1055 WASHINGTON BOULEVARD
       LANGHORNE, PENNSYLVANIA 19047            STAMFORD, CONNECTICUT  06901
 (Name and address of agent for service)               (203) 961-7400

            (215) 757-1590
 (Telephone number, including area code,
         of agent for service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                             PROPOSED             PROPOSED
TITLE OF                                     MAXIMUM              MAXIMUM
SECURITIES              AMOUNT               OFFERING             AGGREGATE               AMOUNT OF
TO BE                   TO BE                PRICE                OFFERING                REGISTRATION
REGISTERED              REGISTERED(1)        PER SHARE(2)         PRICE                   FEE
-----------------------------------------------------------------------------------------------------------
Common Stock,            1,500,000             $3.2813            $4,921,950               $1,368.30
Par Value $.01
===========================================================================================================

(1) Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), this amount shall be deemed to cover securities resulting from the split of, or the stock dividend on, or any other anti-dilution mechanisms on, the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low prices ($3.2813 per share) of our Common Stock on the NASDAQ National Market System on June 7, 1999.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Pursuant to the Note to Part I of Form S-8, the information required by Part I is not being filed with the Securities and Exchange Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 is effective, (i) the contents of our previously filed Registration Statement on Form S-8 and Form S-3 (No. 33-23767) filed on August 24, 1988, which registered shares of our common stock, par value $.01 per share (the "Common Stock"), acquired or to be acquired pursuant to our 1986 Employee Stock Purchase Plan and shares of our Common Stock underlying options granted or to be granted pursuant to our Stock Option Plan (the "Existing Option Plan"), (ii) the contents of the previously filed Registration Statement on Form S-8 (No. 33-39687) filed on April 1, 1991, which registered additional shares of our Common Stock underlying options granted or to be granted pursuant to the Existing Option Plan, (iii) the contents of the previously filed Registration Statement on Form S-8 (No. 33-50478) filed on August 5, 1992, which registered additional shares of our Common Stock underlying options granted or to be granted pursuant to the Existing Option Plan and (iv) the contents of the previously filed Registration Statement on Form S-8 (No. 33-70538) filed on October 20, 1993, which registered additional shares of our Common Stock underlying options granted or to be granted pursuant to the Existing Option Plan, are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         (a) Our Annual Report on Form 10-K for the fiscal year ended October 31, 1998, filed on January 15, 1999 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended through the date hereof.

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended (i) January 31, 1999, filed on March 17, 1999 and (ii) April 30, 1999, filed on June 10, 1999, pursuant to Section 13 or 15(d) of the Exchange Act.

         (c) The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 1-95791) filed on June 12, 1987 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         (d) All reports and other documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Our counsel, Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901, has rendered an opinion to us to the effect that the shares of our Common Stock registered hereby have been duly authorized and will be, upon original issuance pursuant to the terms of our 1999 Stock Option Plan, legally and validly issued, fully paid and non-assessable. Esteban A. Ferrer, a member of Paul, Hastings, Janofsky & Walker LLP, is one of our directors.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VIII of our Bylaws, as amended, provides generally for indemnification of our officers, directors, agents and employees to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to
Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. We currently maintain such directors' and officers' insurance. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         As permitted by Section 102 of the Delaware General Corporation Law, our stockholders have approved and incorporated provisions into our Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

         We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company but would be offset by the Company's obligations to the director or officer under the indemnification agreement.

         The above discussion of the Company's Bylaws, Restated Certificate of Incorporation and indemnification agreements and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Restated Certificate of Incorporation, indemnification agreements and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

     EXHIBIT NO.  DESCRIPTION
     -----------  -----------

         4.1 Restated Certificate of Incorporation of Ecogen Inc. (Form 10-K for the fiscal year ended December 31, 1992)*

         4.2 Bylaws, as amended (Form S-1, Registration Statement, File No. 33-14119)*

         4.3 1999 Stock Option Plan (Form 10-Q for the fiscal quarter ended April 30, 1999, filed on June 10, 1999)*

         5        Opinion of Paul, Hastings, Janofsky & Walker LLP

        23.1      Consent of KPMG LLP

        23.2      Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                  Exhibit 5)

        24.1 Power of Attorney (contained on the Signature Page of this Registration Statement)

* These items are hereby incorporated by reference from the exhibits of the filing or report indicated (except where noted, Commission File No. 1-9579) and are hereby made a part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a) We hereby undertake:

                  (1) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Langhorne, Commonwealth of Pennsylvania, on June 10, 1999.

                                   ECOGEN INC.


                                   By /s/ Mary E. Paetzold
                                      -----------------------------------------
                                      Mary E. Paetzold
                                      Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Reilly, Jr. and Mary E. Paetzold, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                               Date
---------                                   -----                               ----

/s/ James P. Reilly, Jr.            Chairman, Chief Executive Officer           June 10, 1999
------------------------            and Director (Principal Executive
James P. Reilly, Jr.                Officer)

/s/ Mary E. Paetzold
------------------------            Vice President and                          June 10, 1999
Mary E. Paetzold                    Chief Financial Officer
                                    (Principal Financial Officer
                                    and Principal Accounting Officer)

/s/ Esteban A. Ferrer
------------------------            Director                                    June 10, 1999
Esteban A. Ferrer

/s/ Philippe D. Katz
------------------------            Director                                    June 10, 1999
Philippe D. Katz

/s/ Lowell N. Lewis
------------------------            Director                                    June 10, 1999
Lowell N. Lewis

/s/ John R. Sutley
------------------------            Director                                    June 9, 1999
John R. Sutley

                                  EXHIBIT INDEX

     EXHIBIT NO.  DESCRIPTION
     -----------  -----------

          5       Opinion of Paul, Hastings, Janofsky & Walker LLP

         23.1     Consent of KPMG LLP

         23.2     Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                  Exhibit 5)

         24.1 Power of Attorney (contained on the Signature Page of this Registration Statement)